Exhibit 11

                 Consent of Deloitte & Touche LLP
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CONSENT OF INDEPENDENT AUDITORS



Cappiello-Rushmore Trust:

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 33-46283 of our report dated August 4, 1995 appearing in the Annual Report of the Cappiello-Rushmore Trust for the year ended June 30, 1995, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Washington, D.C.
October 23, 1995
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